Exhibit 99.1

MODEL N ANNOUNCES SECOND QUARTER OF

FISCAL YEAR 2017 FINANCIAL RESULTS

Appoints David Barter as Chief Financial Officer

Appoints Baljit Dail to Board of Directors

Redwood City, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud-based Revenue Management solutions to life science, technology and manufacturing companies, today announced financial results for the second quarter, which ended March 31, 2017.

“We are pleased with both our strategic progress and our execution during the second quarter.  We closed the Revitas acquisition on January 5, 2017, delivered strong performance as a combined company, and accelerated the transition to SaaS and recurring revenues with record percentage of SaaS and maintenance revenue,” said Zack Rinat, Founder, Executive Chairman and Chief Executive Officer of Model N. “Our market momentum is further validated by our record attendance at our annual customer event.  We are committed to delivering value for both our customers and shareholders and accelerating our growth and path towards cash flow generation.”

Second Quarter 2017 Financial Highlights:

•

Total Revenues: Total revenues were $33.3 million after the $2.1 million deferred revenue adjustment related to the purchase accounting for the Revitas acquisition, compared to $26.1 million for the second quarter of fiscal 2016.

•

Gross Profit: Gross profit was $17.2 million, compared to $12.2 million for the second quarter of fiscal 2017.  Gross margins were 52%, compared to 47% for the second quarter of fiscal 2016.  Non-GAAP gross profit was $20.4 million, compared to $13.1 million for the second quarter of fiscal 2016.  Non-GAAP gross margins were 58%, compared to 50% for the second quarter of fiscal 2016.

•

Loss from operations: GAAP loss from operations was $(15.0) million, compared to a loss from operations of $(8.9) million for the second quarter of fiscal 2016.  Non-GAAP loss from operations was $(5.3) million, compared to a Non-GAAP loss from operations of $(5.7) million for the second quarter of fiscal 2016.

•

Net loss: GAAP net loss was $(12.5) million, compared to net loss of $(8.9) million for the second quarter of fiscal 2016. GAAP diluted net loss per share attributed to common stockholders was $(0.44) based upon weighted average shares outstanding of 28.5 million, as compared to net loss per share of $(0.33) for the second quarter of fiscal 2016 based upon weighted average shares outstanding of 27.2 million.

•

Non-GAAP net loss: Non-GAAP net loss was $(7.0) million, as compared to Non-GAAP net loss of $(5.7) million for the second quarter of fiscal 2016. Non-GAAP net loss per share was $(0.25) based upon weighted average shares outstanding of 28.5 million, as compared to Non-GAAP net loss per share of $(0.21) for the second quarter of fiscal 2016 based upon weighted average shares outstanding of 27.2 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(4.4) million, compared to $(4.5) million for the second quarter of fiscal 2016.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Announces Appointment of David Barter to Chief Financial Officer

Model N today announced the appointment of David Barter as its new Chief Financial Officer, effective as of May 10, 2017.  Mr. Barter will replace Mark Tisdel who announced his intention to resign as Chief Financial Officer to purse an opportunity and relocated to New Zealand.   Mr. Tisdel will remain with Model N through May 29, 2017 to assist with the transition.

Barter joined Guidewire Software (NYSE: GWRE), a vertical software company focused on property and casualty insurance, in September 2013 as Vice President with responsibility for finance, accounting, and tax operations.  Prior to Guidewire, Barter held several senior finance positions at Microsoft (NYSE: MSFT), most recently as CFO of Microsoft Financing, a captive finance business unit of Microsoft Corporation.  Barter also worked as a senior consultant at the Boston Consulting Group and held several finance positions at General Electric.  Throughout his career, Barter has helped to scale rapidly growing technology companies and develop high-performing teams. Barter holds a BBA in Finance and Philosophy from the University of Notre Dame and an MBA from Northwestern University - Kellogg School of Management.

“We are thrilled to have David join our executive management team as our Chief Financial Officer.  David has meaningful experience growing and scaling high growth software companies as well as a deep background in finance and accounting.  We look forward to his leadership in scaling Model N,” said Mr. Rinat.  “On behalf of the Board of Directors and the Model N management team, I want to thank Mark for his many contributions and wish him well in his future endeavors.  He has built a strong finance team and I am confident we have the team in place to execute on our strategic vision and growth goals.”

“It is a tremendous opportunity to join Model N at such an exciting time,” said Barter.  “Model N has established itself as a leader in Revenue Management, delivering mission-critical solutions to enterprises globally.  I’m looking forward to working with the team to drive growth and scale in the business and to achieve the company’s financial objectives.”

Announces Appointment of Baljit S. Dail to the Board of Directors

Model N today also announced the appointment of Baljit S. Dail to the company’s Board of Directors, effective May 4, 2017. Mr. Dail is a seasoned business executive with proven experience managing global enterprises and will play an important role as Model N continues to scale its business and execute the company’s long-term growth strategy.  Mr. Dail currently serves as an Advisor of New Mountain Capital. Previously, he was Chairman and CEO of JDA Software, and served in a number of executive roles at Aon Corporation.  He was also a principal at McKinsey & Company focused on the high-tech sector.

Guidance:

As of May 8, 2017, we are providing guidance for the third quarter of fiscal 2017 and the full fiscal year ending September 30, 2017.

Third Quarter Fiscal 2017 Guidance:

•	Total revenues are expected to be in the range from $33.5 million to $33.8 million after the deferred revenue adjustment from purchase accounting of approximately $1.9 million,
•	Non-GAAP loss from operations is expected to be in the range of ($3.5) million to ($3.0) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.19) to ($0.17) based upon weighted average shares outstanding of 28.8 million shares.

Fiscal Year 2017 Guidance:

•	Total revenues are expected to be in the range from $129.4 million to $130.0 million, after the deferred revenue adjustment of approximately $5.1 million,
•	Non-GAAP loss from operations is expected to be in the range of ($14.5) million to ($14.0) million,
•	Non-GAAP net loss per share is expected to be in the range of ($0.68) to ($0.66) based upon weighted average shares outstanding of 28.7 million shares.
•	We expect our ending cash balance at September 30, 2017 to be between $50.0 million and $52.0 million.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter, which ended March 31, 2017. To access the call, please dial (877) 407-4018 in the U.S. or (201) 689-8471 internationally. A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on May 15, 2017 by dialing (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13659907.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in life sciences, technology and manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Boston Scientific, Novartis, Microchip Technology and Fairchild. For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal year 2017 revenue and other financial results as well as outlook for fiscal year 2017 and future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2016, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of intangible assets, certain legal expenses, and acquisition & integration related expenses, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.  Adjusted EBITDA is defined as net loss, adjusted depreciation and amortization, stock-based compensation expense, certain legal expenses, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, and other (income) expenses, net, and provision (benefit) for income taxes.  Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N
Staci Mortenson, 650-610-4998

investorrelations@modeln.com

Media Contact:

pr@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of	As of
	March 31,	September 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$53,682	$66,149
Accounts receivable, net	27,016	19,925
Deferred cost of implementation services, current portion	921	1,630
Prepaid expenses	4,106	4,845
Other current assets	475	283
Total current assets	86,200	92,832
Property and equipment, net	6,399	6,141
Goodwill	39,283	6,939
Intangible assets, net	42,991	5,684
Other assets	749	1,371
Total assets	$175,622	$112,967
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,848	$3,334
Accrued employee compensation	11,548	8,349
Accrued liabilities	3,108	3,707
Deferred revenue, current portion	46,566	28,854
Total current liabilities	65,070	44,244
Long-term liabilities:
Deferred revenue, net of current portion	799	1,924
Long term debt	56,767	—
Other long-term liabilities	830	597
Total long-term liabilities	58,396	2,521
Total liabilities	123,466	46,765
Stockholders' equity:
Common Stock	4	4
Preferred Stock	—	—
Additional paid-in capital	208,503	202,506
Accumulated other comprehensive loss	(515)	(562)
Accumulated deficit	(155,836)	(135,746)
Total stockholders' equity	52,156	66,202
Total liabilities and stockholders' equity	$175,622	$112,967

Model N Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
Revenues:
License and implementation	$6,000	$4,823	$11,423	$9,385
SaaS and maintenance	27,257	21,236	49,897	41,161
Total revenues	33,257	26,059	61,320	50,546
Cost of Revenues:
License and implementation	4,159	3,601	7,773	7,018
SaaS and maintenance	11,880	10,238	22,088	19,250
Total cost of revenues	16,039	13,839	29,861	26,268
Gross profit	17,218	12,220	31,459	24,278
Operating Expenses:
Research and development	8,934	6,175	14,909	11,459
Sales and marketing	11,608	8,307	20,342	16,014
General and administrative	11,668	6,644	18,853	13,364
Total operating expenses	32,210	21,126	54,104	40,837
Loss from operations	(14,992)	(8,906)	(22,645)	(16,559)
Interest (income) expense, net	1,380	(13)	1,347	(14)
Other (income) expenses, net	228	(12)	74	45
Loss before income taxes	(16,600)	(8,881)	(24,066)	(16,590)
Provision for (benefit from) income taxes	(4,110)	29	(3,976)	119
Net loss	$(12,490)	$(8,910)	$(20,090)	$(16,709)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.44)	$(0.33)	(0.71)	$(0.62)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	28,452	27,238	28,228	27,031

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities:
Net loss	$(20,090)	$(16,709)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,493	2,856
Stock-based compensation	4,448	5,158
Amortization of debt discount and issuance cost	244	—
Deferred income taxes	(4,073)	8
Other non-cash charges	235	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(876)	(5,247)
Prepaid expenses and other assets	1,707	197
Deferred cost of implementation services	1,076	(459)
Accounts payable	(762)	(311)
Accrued employee compensation	(818)	(1,443)
Other accrued and long-term liabilities	(1,926)	324
Deferred revenue	3,731	7,404
Net cash used in operating activities	(13,611)	(8,222)
Cash Flows From Investing Activities:
Purchases of property and equipment, net	(222)	(1,103)
Acquisition of businesses, net of cash acquired	(47,773)	(12,615)
Capitalization of software development costs	(285)	(615)
Net cash used in investing activities	(48,280)	(14,333)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,548	1,545
Proceeds from term loan	48,686	—
Debt issuance costs	(806)	—
Net cash provided by financing activities	49,428	1,545
Effect of exchange rate changes on cash and cash equivalents	(4)	(14)
Net decrease in cash and cash equivalents	(12,467)	(21,024)
Cash and cash equivalents
Beginning of period	66,149	91,019
End of period	$53,682	$69,995

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(12,490)	$(8,910)	$(20,090)	$(16,709)
Reversal of non-GAAP items:
Stock-based compensation expense	2,553	2,608	4,448	5,158
Depreciation and amortization	2,399	1,536	3,493	2,856
Deferred revenue adjustment	2,100	—	2,100	—
Acquisition and integration related costs	3,563	268	4,765	547
Legal expenses	—	—	—	305
Interest (income) expense, net	1,380	(13)	1,347	(14)
Other (income) expenses, net	228	(12)	74	45
Provision (benefit) for income taxes	(4,110)	29	(3,976)	119
Adjusted EBITDA	$(4,377)	$(4,494)	$(7,839)	$(7,693)

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment:
GAAP revenue:	$33,257	$26,059	$61,320	$50,546
Deferred revenue adjustment (e)	2,100	—	2,100	—
Revenue before deferred revenue adjustment	$35,357	$26,059	$63,420	$50,546

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$17,218	$12,220	$31,459	$24,278
Reversal of non-GAAP expenses:
Stock-based compensation (a)	416	478	896	905
Amortization of intangible assets (b)	487	255	742	445
Acquisition and integration related expenses (d)	202	114	223	114
Deferred revenue adjustment (e)	2,100	—	2,100	—
Non-GAAP gross profit	$20,423	$13,067	$35,420	$25,742
Percentage of revenue before deferred revenue adjustment	57.8%	50.1%	55.8%	50.9%

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2017	2016
Reconciliation from GAAP loss from operations to non-GAAP loss from operations:
GAAP net loss from operations:	$(14,992)	$(8,906)	$(22,645)	$(16,559)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,553	2,608	4,448	5,158
Amortization of intangible assets (b)	1,429	382	1,793	657
Legal expenses (c)	—	—	—	305
Acquisition and integration related expenses (d)	3,563	234	4,765	337
Deferred revenue adjustment (e)	2,100	—	2,100	—
Non-GAAP loss from operations	$(5,347)	$(5,682)	$(9,539)	$(10,102)

	Three months ended March 31,		Six months ended March 31,
	2017	2016	2016	2015
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(12,490)	$(8,910)	$(20,090)	$(16,709)

Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,553	2,608	4,448	5,158
Amortization of intangible assets (b)	1,429	382	1,793	657
Legal expenses (c)	—	—	—	305
Acquisition and integration related expenses (d)	3,563	268	4,765	547
Deferred revenue adjustment (e)	2,100	—	2,100	—
Deferred tax valuation allowances (f)	(4,165)	—	(4,165)	—
Non-GAAP net loss attributable to Model N Inc. common stockholders	$(7,010)	$(5,652)	$(11,149)	$(10,042)
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net loss per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP and non-GAAP diluted net loss per share	28,452	27,238	28,228	27,031
GAAP diluted net loss per share attributable to Model N Inc. common stockholders	$(0.44)	$(0.33)	$(0.71)	$(0.62)
Non-GAAP diluted net loss per share attributable to Model N Inc. common stockholders	(0.25)	(0.21)	(0.40)	(0.37)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude certain legal expenses, Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a) Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b) Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c) Legal expense is for the securities class action lawsuits filed in September 2014 and January 2015. We believe that the exclusion of these legal expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d) In October 2015 we acquired Channel Insight and In January 2017 we acquired Revitas, as part of the acquisition we incurred certain non-recurring integration costs. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.

(e) Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(f) Represents a discrete tax benefit recorded as a result of a partial release of valuation allowance resulting from the acquisition of Revitas. Deferred tax valuation allowance is a non-cash item. As such, we believe exclusion of this item provides for a better comparison of our operation results to prior periods.